UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

On September 15, 2009, two member distribution cooperatives of Old Dominion Electric Cooperative (“ODEC”), Rappahannock Electric Cooperative (“REC”) and Shenandoah Valley Electric Cooperative (“SVEC”), filed a joint petition and application with the Virginia State Corporation Commission to obtain regulatory approval for the acquisition of The Potomac Edison Company’s (“Potomac Edison”) Virginia service territory that includes approximately 102,000 customers (meters).

In accordance with the wholesale power contracts between ODEC and its member distribution cooperatives, ODEC anticipates that it will serve the additional power requirements related to REC’s and SVEC’s acquisition. As part of the acquisition transaction, we are negotiating the assumption of full requirements power supply contracts previously entered into by Potomac Edison for the service territory. These contracts have differing terms and the latest date any of these contracts expires is June 30, 2011.

Based upon current market pricing, we anticipate that REC’s and SVEC’s acquisition, including the assumption of the power supply contracts from Potomac Edison, will result in lowering our average cost of power to all of our member distribution cooperatives. As a result, in accordance with our load acquisition policy, we will pay a transition fee to REC and to SVEC that represents a portion of the power cost savings related to this acquisition. The aggregate transition fee is estimated to be approximately $66.7 million. Upon closing of the acquisition, the transition fee will be reflected as a credit on the monthly power invoices of REC and SVEC over a four year period.

Consummation of the acquisition by REC and SVEC is subject to the satisfaction of several conditions including obtaining all necessary regulatory approvals. REC and SVEC are seeking to close the acquisition at the end of 2009. Although we anticipate that the acquisition will close at the end of 2009, we cannot predict when, or even if, all of the conditions to the closing of the acquisition will be satisfied and whether the closing will occur.

This Form 8-K contains forward-looking statements regarding matters that could have an impact on our business, financial condition, and future operations. These statements, based on our expectations and estimates, are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the effect of load growth, future power costs, general business conditions, increased competition in the electric utility industry, demand for energy, federal and state legislative and regulatory actions and legal and administrative proceedings, changes in and compliance with environmental laws and policies, general credit and capital market conditions, weather conditions, the cost of commodities used in our industry, and unanticipated changes in operating expenses and capital expenditures. Any forward-looking statement speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made even if new information becomes available or other events occur in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: September 17, 2009	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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